Exhibit 99.1

ADC Reports Fourth Quarter 2009 Financial Results

  Completes transition to new fiscal year with solid performance for two-month quarter
  Generates positive cash flow from continuing operations of $86.0 million for the 11-month fiscal year
  Previously announced restructuring actions continue; positions the company for long-term operating leverage

MINNEAPOLIS--(BUSINESS WIRE)--November 19, 2009--ADC (NASDAQ: ADCT), today announced unaudited results for its two-month fourth quarter ended September 30, 2009. As previously announced, ADC changed its fiscal year end to September 30 from October 31. The company reported fourth quarter revenue of $183.9 million and GAAP loss from continuing operations of $19.2 million, or $0.20 per share. The GAAP loss includes certain after-tax charges of $25.5 million. Excluding these charges, the non-GAAP (adjusted) net earnings for the quarter were $6.3 million, or $0.06 per share. The company generated cash from continuing operations of $27.3 million for the two-month quarter and $86.0 million for the 11-month 2009 fiscal year.

“ADC ends fiscal 2009 with solid results for our shortened fourth quarter, improving our already strong financial position. We continue executing successfully on initiatives to align our operations with macroeconomic realities and our customers’ shifting demands,” said Robert E. Switz, chairman, president and chief executive officer of ADC. “These actions will enable us to sustain our solid financial performance and are expected to continue generating strong operating leverage going forward.”

Switz continued, “We are especially pleased with our generation of $86 million in cash from continuing operations for our 11-month fiscal year, which included positive cash flow from operations in the traditionally slow August and September time period. This demonstrated our ability to continue running our business effectively despite the impact of the global recession.

“As the economy slowly recovers, we are well positioned to provide our customers worldwide with industry-leading solutions at competitive prices and lead times as they make the necessary network investments to meet growing bandwidth demand,” concluded Switz.

Proforma Fourth Quarter Fiscal 2009 Results – Three months ended September 30

Proforma results for the periods ending September 30, 2009, June 30, 2009, and September 30, 2008 are provided in this press release. ADC’s fiscal 2009 fourth quarter is a two-month period, which would not be comparable to the 2009 third quarter or the 2008 fourth quarter. For this reason, ADC has elected to present this release with proforma results for the three month period ending September 30 and its comparable quarters.

  Net sales for the proforma 2009 fourth quarter totaled $293.6 million, compared to $355.9 million for the fourth quarter of fiscal 2008 and $292.3 million for the third quarter ending June 26, 2009. The year-over-year decline in sales principally reflects the impact of the global recession across all of our businesses.
  Fourth quarter gross margin was 34.6 percent compared to 33.0 percent during the same quarter of last year and 35.2 percent during the third quarter of this fiscal year. The year-over-year margin increase was driven by the company’s aggressive actions during the past several quarters to increase efficiency across its operating cost structure. These actions more than offset the negative impact of lower revenue.
  Operating expenses were $113.0 million compared to $106.2 million during the 2008 fourth quarter and $83.2 million during the third quarter of this fiscal year. Excluding impairment and restructuring charges, intangible amortization and other certain charges from each period, adjusted operating expenses were $81.1 million compared to $97.5 million during the same quarter of last year and $76.1 million during the third quarter of this fiscal year. The sequential increase is due to higher employee benefit costs and the timing of certain expenditures that fell into the fourth quarter.
  On a GAAP basis, ADC posted a loss of $18.8 million from continuing operations, or $0.19 per diluted share, compared to a loss of $7.9 million, or $0.07 per diluted share, for the fourth quarter of fiscal 2008 and earnings of $13.0 million, or $0.13 per diluted share, for the third quarter of 2009.
  ADC’s proforma fourth quarter 2009 GAAP loss from continuing operations included $35.1 million of expenses, or $0.36 per share, related to purchased intangible amortization, restructuring and impairment and certain other charges. Excluding these items, adjusted earnings per diluted share were $0.17. A reconciliation of GAAP to non-GAAP financial measures is provided later in this press release.
  ADC ended the fourth quarter with $586.6 million of liquidity, which excludes auction rate securities and restricted cash. The company generated free cash flow of $47.9 million for the 11-month year ended September 30, 2009. Details of ADC’s cash balance can be found in the data and statistics portion of this release.

Business Updates

  In the Americas, revenue remained relatively stable compared to the previous quarter. Within the region, revenue from connectivity products was slightly lower than the previous period and professional service revenue was slightly higher.
  In the Asia Pacific region, revenue eased from the previous quarter and the prior year’s fourth quarter. As expected, revenue in China decreased sequentially but strong activity is anticipated for the rest of this calendar year and well into fiscal 2010. Excluding China, the remainder of the Asia Pacific region grew 18.5 percent from the previous quarter due to strength in the enterprise segment.
  Revenue across Europe was flat with the prior quarter, ending a period of four consecutive quarterly declines due to the ongoing impact of the global recession. Structured cable revenue increased 14.4 percent from the previous quarter as additional enterprise activity is beginning to return in the region.

  Network Solutions revenue for the fourth quarter was slightly higher than the previous quarter. Recent order backlog has risen as booking rates trended upward in the wireless coverage and capacity segment.
  Inventory turns improved from the previous quarter to approximately six times per year and days sales outstanding remained at 56 days.

“We are pleased with our financial performance for the abbreviated quarter and our ability to generate substantial positive cash flow as we continue to focus on operating efficiency and maintaining a strong balance sheet,” said James G. Mathews, ADC’s chief financial officer. “As a company, we finished the year in a good financial position despite the very challenging macroeconomic environment by taking the necessary actions to streamline our business and deliver solid results. We continue to focus on our global operational effectiveness and expect to improve our financial performance further in 2010.”

First Quarter Fiscal 2010 Outlook

For its first quarter of fiscal 2010 ending January 1, 2010, ADC announces the following guidance:

  Net sales are expected to be within the range of $250-275 million
  GAAP diluted earnings per share are expected to be within the range of a loss of $0.15 to a loss of $0.05, which includes non-cash amortization expense of $0.05 per share and excludes potential non-cash charges or restructuring that the company cannot estimate at this time

Under normal seasonality patterns, ADC would expect first quarter revenue to be modestly lower than the fourth quarter, with a percentage decline in the low single digits. In the current quarter, a larger sequential decline is anticipated due to expectations that major carrier spending, in aggregate, will be down considerably more in the December quarter than in the past. At the same time, the company anticipates continued strength in China and stable to slightly higher revenue in Europe and Latin America. Along with any improvement in the global economy, 2010 revenue is expected to resume the normal seasonal patterns as discussed on ADC’s third quarter conference call.

Conference Call and Webcast

ADC will discuss its fourth quarter 2009 results on a conference call scheduled for today, November 19, 5:00 p.m. Eastern time. The conference call can be accessed by domestic callers at (800) 890-6617 and by international callers at (973) 200-3388 (conference ID number 35741992) or on the Internet at www.adc.com/investor, by clicking on webcasts. Starting today at 7:45 p.m. Eastern time, the replay of the call can be accessed for approximately 7 days by domestic callers at (800) 642–1687 and by international callers at (706) 645-9291 or on the internet at www.adc.com/investor, by clicking on webcasts.

A copy of this news release can be accessed at: www.adc.com/investorrelations/newsandcommunications/earningsreleases/

ADC uses its website as a means to disclose non-public information about the company and for complying with its disclosure obligations under SEC Regulation FD. These disclosures are made within the Investor Relations section of ADC’s website. Investors should monitor the Investor Relations section of ADC’s website, in addition to following ADC’s press releases, SEC filings, and public conference calls and webcasts. Information on our website is not incorporated into our SEC filings.

About ADC

ADC provides the connections for wireline, wireless, cable, broadcast, and enterprise networks around the world. ADC's innovative network infrastructure equipment and professional services enable high-speed Internet, data, video, and voice services to residential, business and mobile subscribers. ADC (NASDAQ: ADCT) has sales into more than 130 countries. Learn more about ADC at www.adc.com.

Cautionary Statement Regarding Forward Looking Information

This press release contains forward-looking statements within the meaning of The Private Securities Litigation Reform Act of 1995 that are based on management's current expectations and assumptions. These forward-looking statements are subject to certain risks and uncertainties that could cause actual results to differ materially from the forward-looking statements. In particular, statements on our expectations about economic and industry conditions, our cost savings initiatives and our net sales, earnings and other financial results could be affected by a variety of factors, such as: demand for equipment by telecommunication service providers and large enterprises; variations in demand for particular products in our portfolio and other factors that can impact our overall margins; our ability to operate our business to achieve, maintain and grow operating profitability; changing regulatory conditions and macroeconomic conditions both in our industry and in local and global markets that can influence the demand for our products and services; fluctuations in the market value of our common stock, which can be caused by many factors outside of our control; consolidation among our customers, competitors or vendors that can disrupt or displace customer relationships; our ability to keep pace with rapid technological change in our industry; our ability to make the proper strategic choices regarding acquisitions or divestitures; our ability to integrate the operations of any acquired business; increased competition within our industry and increased pricing pressure from our customers; our dependence on relatively few customers for a majority of our sales as well as potential sales growth in market segments we believe have the greatest potential; fluctuations in our operating results from quarter-to-quarter, which can be caused by many factors beyond our control; financial problems, work interruptions in operations or other difficulties faced by customers or vendors that can impact our sales, sales collections and ability to procure necessary materials, components and services to operate our business; our ability to protect our intellectual property rights and defend against potential infringement claims; possible limitations on our ability to raise any additional required capital; declines in the fair value and liquidity of auction-rate securities we hold; our ability to attract and retain qualified employees; our ability to manage our operations appropriately through potential impacts on our operations resulting from our cost reduction initiatives; the actual charges and costs associated with cost reduction initiatives as these can be subject to a variety of factors that may be different from expectations; potential liabilities that can arise if any of our products have design or manufacturing defects; our ability to obtain and the prices of raw materials, components and services; our dependence on contract manufacturers to make certain products; changes in interest rates, foreign currency exchange rates and equity securities prices, all of which will impact our operating results; political, economic and legal uncertainties related to doing business in China; our ability to defend or settle satisfactorily any litigation; and other risks and uncertainties including those identified in the section captioned Risk Factors in Item 1A of ADC's Annual Report on Form 10-K for the year ended October 31, 2008, Part II, Item 1A of ADC’s Quarterly Report on Form 10-Q for the quarter ended January 30, 2009 and as may be updated in Item 1A of ADC's subsequent Quarterly Reports on Form 10-Q or other filings we make with the SEC. ADC disclaims any intention or obligation to update or revise any forward-looking statements, whether as a result of new information, future events or otherwise.

Reconciliation of non-GAAP and GAAP Financial Measures

As Reported
ADC Telecommunications, Inc.
Consolidated Non-GAAP Income and EPS Calculation - UNAUDITED

	FY2009					FY2008
(In millions except per share amounts)	Q1	Q2	Q3	Q4	FY09	Q1	Q2	Q3	Q4	FY08
	1/30/2009	5/1/2009	7/31/2009	9/30/2009	9/30/2009	2/1/2008	5/2/2008	8/1/2008	10/31/2008	10/31/2008

GAAP Income (Loss) from Continuing Operations	$(442.5)	$(9.6)	$5.6	$(19.2)	$(465.7)	$(28.4)	$16.0	$13.4	$(45.4)	$(44.4)
Diluted GAAP Income (Loss) from	$(4.45)	$(0.10)	$0.06	$(0.20)	$(4.65)	$(0.24)	$0.14	$0.11	$(0.39)	$(0.38)
Continuing Operations per Share
Non-GAAP adjustments:
Auction Rate Securities Adjustments (4)	14.2	0.7	3.2	0.3	18.4	50.2	18.0	6.0	26.4	100.6
Amortization of Purchased Intangibles (2)	8.3	6.2	5.5	3.5	23.5	8.8	8.4	8.7	8.5	34.4
Restructuring Charges (2)	0.5	7.3	5.3	21.1	34.2	1.2	1.0	0.1	8.8	11.1
Other Impairment Charges (2)	-	0.3	0.1	0.6	1.0	-	-	-	4.1	4.1
E-Band Impairment (4)	3.0	-	-	-	3.0	-	-	-	-	-
Goodwill impairment (3)	361.9	0.4	-	-	362.3	-	-	-	-	-
Intangibles impairment (2)	47.3	-	-	-	47.3	-	-	-	-	-
Outdoor Wireless Inventory Charge (1)	-	-	-	-	-	-	-	-	10.8	10.8
LGC Purchase Accounting Adjustment (1)	-	-	-	-	-	-	3.5	-	-	3.5
Tax Valuation Allowance (5)	-	-	-	-	-	-	-	-	3.4	3.4
ACX Inventory Charge (1)	-	-	-	-	-	-	-	-	3.2	3.2
FX Adjustment (4)	-	-	-	-	-	-	-	1.7	-	1.7
One-time opex adjustments (2)	-	-	(3.2)	-	(3.2)	-	-	-	-	-
Total Adjustments	$435.2	$14.9	$10.9	$25.5	$486.5	$60.2	$30.9	$16.5	$65.2	$172.8

Non-GAAP Income (Loss) from Continuing Operations	$(7.3)	$5.3	$16.5	$6.3	$20.8	$31.8	$46.9	$29.9	$19.8	$128.4
Diluted non-GAAP Income (Loss) from Continuing	$(0.07)	$0.05	$0.17	$0.06	$0.21	$0.27	$0.37	$0.25	$0.17	$1.09
Operations per Share
Reconciliation of the numerators and denominators of
non-GAAP diluted income (loss) per share from
continuing operations:
Interest addback	$-	$-	$-	$-	$-	$5.2	$7.8	$2.2	$-	$26.9
Diluted shares outstanding - adjusted	99.4	96.9	97.8	98.2	98.3	138.8	148.4	126.7	115.8	143.0

(1) Included in Cost of Goods Sold
(2) Included in Operating Expenses
(3) Included in Operating Expenses (Q1 FY09 $366.2 offset by ($4.3) million in Provision (Benefit) for Income Taxes)
(4) Included in Other Income (Expense)
(5) Included in Provision (Benefit) for Income Taxes

Proforma Information
ADC Telecommunications, Inc.
Consolidated Non-GAAP Income and EPS Calculation - UNAUDITED

	FY2009					FY2008
(In millions except per share amounts)	Q1	Q2	Q3	Q4	FY09	Q1	Q2	Q3	Q4	FY08
	12/26/2008	3/27/2009	6/26/2009	9/30/2009	9/30/2009	12/28/2007	3/28/2008	6/27/2008	9/26/2008	9/26/2008

GAAP Income (Loss) from Continuing Operations	(48.4)	(442.1)	13.0	(18.8)	(496.3)	(35.3)	(5.6)	6.8	(7.9)	(42.0)
Diluted GAAP Income (Loss) from Continuing Operations per Share	(0.46)	(4.58)	0.13	(0.19)	(5.02)	(0.30)	(0.05)	0.06	(0.07)	(0.36)

Non-GAAP adjustments:
Auction Rate Securities Adjustments (4)	26.4	14.2	0.7	3.2	44.5	49.9	29.7	18.0	6.0	103.6
Amortization of Purchased Intangibles (2)	8.4	6.9	5.8	5.2	26.3	6.0	10.0	9.0	8.5	33.5
Restructuring Charges (2)	8.5	3.8	4.2	26.1	42.6	-	1.9	0.4	0.2	2.5
Other Impairment Charges (2)	4.1	0.5	(0.1)	0.6	5.1	0.7	-	-	-	0.7
E-Band Impairment (4)	-	3.0	-	-	3.0	-	-	-	-	-
Goodwill impairment (3)	-	361.9	0.4	-	362.3	-	-	-	-	-
Intangibles impairment (2)	-	47.3	-	-	47.3	-	-	-	-	-
Outdoor Wireless Inventory Charge (1)	10.8	-	-	-	10.8	-	-	-	-	-
Stock Option Expense	-	-	-	-	-	-	-	-	-	-
LGC Purchase Accounting Adjustment (1)	-	-	-	-	-	-	-	3.5	-	3.5
Tax Valuation Allowance (5)	-	-	-	-	-	-	-	-	3.4	3.4
ACX Inventory Charge (1)	3.2	-	-	-	3.2	-	-	-	-	-
FX Adjustment (4)	-	-	-	-	-	-	-	-	1.7	1.7
ADC Foundation Grant	-	-	-	-	-	10.0	-	-	-	10.0
Gain on Sale of BigBand	-	-	-	-	-	-	-	-	-	-
One-time opex adjustments (2)	-	-	(3.2)	-	(3.2)	-	-	-	-	-
Total Adjustments	61.4	437.6	7.8	35.1	541.9	66.6	41.6	30.9	19.8	158.9

Non-GAAP Income (Loss) from Continuing Operations	13.0	(4.5)	20.8	16.3	45.6	31.3	36.0	37.7	11.9	116.9
Diluted non-GAAP Income (Loss) from Continuing Operations per Share	0.12	(0.05)	0.21	0.17	0.46	0.26	0.30	0.31	0.10	0.99

Reconciliation of the numerators and denominators of non-GAAP diluted income (loss) per share from continuing operations:
Interest addback	-	-	-	-	-	0.1	7.8	7.5	-	-
Diluted shares outstanding - adjusted	105.9	96.6	97.4	98.1	99.4	118.5	148.4	147.6	117.9	118.2

(1) Included in Cost of Goods Sold
(2) Included in Operating Expenses
(3) Included in Operating Expenses (Q1 FY09 $366.2 offset by ($4.3) million in Provision (Benefit) for Income Taxes)
(4) Included in Other Income (Expense)
(5) Included in Provision (Benefit) for Income Taxes

Reasons for Presenting Non-GAAP Measures. The consolidated non-GAAP net income and non-GAAP EPS calculations above contain non-GAAP financial measures. ADC utilizes a number of different financial measures, both GAAP and non-GAAP, in analyzing and assessing our overall business performance, for making operating decisions and for forecasting and planning future periods. The non-GAAP financial measures ADC uses include non-GAAP net income from continuing operations and diluted non-GAAP net income from continuing operations per share. Non-GAAP net income from continuing operations is defined as net income from continuing operations excluding the items identified in the above table and the tax effect of these non-GAAP adjustments. These measures are used by some investors when assessing the performance of ADC. ADC believes the assessment of its operations excluding these items is relevant to the assessment of internal operations and comparisons to industry performance.

ADC believes these non-GAAP measures help illustrate ADC’s baseline performance before gains, losses or certain charges that are considered by ADC management to be outside of on-going operating results. Accordingly, ADC uses these non-GAAP measures to gain a better understanding of ADC’s comparative operating performance from period-to-period and as a basis for planning and forecasting future periods. ADC believes these non-GAAP measures, when read in conjunction with ADC’s GAAP financial statements and notes to the financial statements, provide valuable information to investors.

Items Excluded From Non-GAAP Measures. As described above, the calculation of non-GAAP net income from continuing operations excludes items in the following categories:

Amortization of Purchased Intangibles. ADC excludes amortization of intangible assets resulting from acquisitions to allow more accurate comparisons of its financial results to its historical operations, forward-looking guidance and the financial results of peer companies. ADC believes that providing a non-GAAP financial measure that excludes the amortization of acquisition-related intangible assets provides those reviewing ADC’s financial statements an enhanced understanding of historic and potential future financial results and also facilitates comparisons to the results of peer companies. Additionally, with respect to the amortization of acquisition-related intangible assets, if ADC had developed these intangible assets internally, the amortization of such intangible assets would have been expensed historically. ADC believes the assessment of its operations excluding these costs is relevant to the assessment of internal operations and comparisons to industry performance. Amortization of acquisition-related intangibles will recur in future periods.

Restructuring and Related Impairment of Long-Lived Assets. ADC excludes these items because it believes that they are not related directly to the underlying performance of ADC’s core business operations. These items are expected to recur in future periods.

Other Non-GAAP Adjustments. ADC excludes these items because it believes that they are not related directly to the underlying performance of ADC’s core business operations. These items generally are not expected to recur in future periods.

Reconciliation of the numerators and denominators non-GAAP diluted income (loss) per share from continuing operations. On both a GAAP and Non-GAAP basis, we are required to use the “if-converted” method for computing diluted earnings per share with respect to the shares reserved for issuance upon conversion of our convertible notes. Under this method, we first calculate diluted earnings per share on both a GAAP and Non-GAAP basis by dividing net income by our total diluted outstanding shares, excluding shares reserved for issuance upon conversion of our outstanding notes. We then calculate diluted earnings per share on both a GAAP and Non-GAAP basis by adding back the interest expense and the amortization of financing expenses on the convertible notes to net income and then dividing this amount by our total diluted outstanding shares, including those shares reserved for issuance upon conversion of the notes. We then select the lower of the two earnings per share calculations on both a GAAP and Non-GAAP basis to represent our GAAP and Non-GAAP diluted earnings per share.

Limitations. Each of the non-GAAP financial measures described above, and used in this consolidated non-GAAP EPS calculation and the related conference call, should not be considered in isolation from, or as a substitute for, a measure of financial performance prepared in accordance with GAAP. Further, investors are cautioned that there are inherent limitations associated with the use of each of these non-GAAP financial measures as an analytical tool. In particular, these non-GAAP financial measures are not based on a comprehensive set of accounting rules or principles and many of the adjustments to the GAAP financial measures reflect the exclusion of items that are recurring and will be reflected in ADC’s financial results for the foreseeable future. In addition, other companies, including other companies in ADC’s industry, may calculate non-GAAP financial measures differently than ADC does, limiting their usefulness as a comparative tool. ADC compensates for these limitations by providing specific information in the reconciliation included in this consolidated non-GAAP EPS calculation regarding the GAAP amounts excluded from the non-GAAP financial measures. In addition, as noted above and as required by law, ADC evaluates the non-GAAP financial measures together with the most directly comparable GAAP financial information.

ADC TELECOMMUNICATIONS, INC. AND SUBSIDIARIES
CONDENSED CONSOLIDATED STATEMENT OF OPERATIONS – UNAUDITED
(In millions, except per earnings per share)

	For the Two Months Ended	For the Three Months Ended
	September 30, 2009	Proforma September 30, 2009	Proforma June 26, 2009	Proforma September 26, 2008

Net Sales	$183.9	$293.6	$292.3	$355.9
Cost of Sales	121.6	192.0	189.4	238.4
Gross Profit	62.3	101.6	102.9	117.5
Operating Expenses:
Research and development	10.6	17.1	17.3	21.7
Selling and administration	45.3	69.2	61.4	84.3
Impairment charges	0.6	0.6	0.3	—
Restructuring charges	21.1	26.1	4.2	0.2
Total operating expenses	77.6	113.0	83.2	106.2
Operating Income (Loss)	(15.3)	(11.4)	19.7	11.3
Other Income (Expense), Net	(4.8)	(8.8)	(5.8)	(13.0)
Income (Loss) Before Income Taxes	(20.1)	(20.2)	13.9	(1.7)
Provision (Benefit) for Income Taxes	(0.9)	(1.4)	0.9	6.2
Income (Loss) From Continuing Operations	(19.2)	(18.8)	13.0	(7.9)
Discontinued Operations, Net of Tax	(0.6)	(1.6)	(6.2)	2.3
Net Income (Loss)	$(19.8)	$(20.4)	$6.8	$(5.6)
Average Common Shares Outstanding —
Basic	96.6	96.6	96.6	117.4
Average Common Shares Outstanding —
Diluted	96.6	96.6	97.4	117.4
Basic Income (Loss) Per Share:
Continuing operations	$(0.20)	$(0.19)	$0.13	$(0.07)
Discontinued operations	$—	$(0.02)	$(0.06)	$0.02
Net Income (Loss)	$(0.20)	$(0.21)	$0.07	$(0.05)
Diluted Income (Loss) Per Share:
Continuing operations	$(0.20)	$(0.19)	$0.13	$(0.07)
Discontinued operations	$—	$(0.02)	$(0.06)	$0.02
Net Income (Loss)	$(0.20)	$(0.21)	$0.07	$(0.05)

ADC TELECOMMUNICATIONS, INC. AND SUBSIDIARIES
CONDENSED CONSOLIDATED STATEMENT OF OPERATIONS – UNAUDITED
(In millions, except per earnings per share)

	11 month September 30, 2009	Proforma 11 month September 26, 2008	Proforma 12 month September 30, 2009	Proforma 12 month September 26, 2008
Net Sales	$996.7	$1,305.5	$1,147.7	$1,435.3
Cost of Sales	666.9	850.7	783.4	932.8
Gross Profit	329.8	454.8	364.3	502.5
Operating Expenses:
Research and development	65.3	76.9	71.9	83.7
Selling and administration	246.2	304.6	270.4	343.6
Impairment charges	414.9	-	419.0	0.7
Restructuring charges	34.2	2.7	42.6	2.5
Total operating expenses	760.6	384.2	803.9	430.5
Operating Income (Loss)	(430.8)	70.6	(439.6)	72.0
Other Income (Expense), Net	(38.0)	(73.8)	(64.2)	(100.1)
Income (Loss) Before Income Taxes	(468.8)	(3.2)	(503.8)	(28.1)
Provision (Benefit) for Income Taxes	(3.1)	10.6	(7.5)	13.9
Income (Loss) From Continuing Operations	(465.7)	(13.8)	(496.3)	(42.0)
Discontinued Operations, Net of Tax	(8.6)	3.8	(10.0)	6.2
Net Income (Loss)	$(474.3)	$(10.0)	$(506.3)	$(35.8)
Average Common Shares Outstanding —
Basic	97.4	117.6	98.8	117.6
Average Common Shares Outstanding —
Diluted	97.4	117.6	98.8	117.6
Basic Income (Loss) Per Share:
Continuing operations	$(4.78)	$(0.12)	$(5.02)	$(0.36)
Discontinued operations	$(0.09)	$0.03	$(0.10)	$0.06
Net Income (Loss)	$(4.87)	$(0.09)	$(5.12)	$(0.30)
Diluted Income (Loss) Per Share:
Continuing operations	$(4.78)	$(0.12)	$(5.02)	$(0.36)
Discontinued operations	$(0.09)	$0.03	$(0.10)	$0.06
Net Income (Loss)	$(4.87)	$(0.09)	$(5.12)	$(0.30)

ADC TELECOMMUNICATIONS, INC. AND SUBSIDIARIES
BALANCE SHEET - UNAUDITED
(In millions)

	September 30, 2009	Proforma September 26, 2008

ASSETS
Current Assets: Cash and cash equivalents	$535.5	$601.9
Accounts receivable, net	182.8	210.8
Unbilled revenue	17.5	28.4
Inventories, net	131.1	190.2
Prepaid and other current assets	33.3	48.2
Assets of discontinued operations	—	19.4
Total current assets	900.2	1,098.9
Property and equipment, net	163.4	192.6

Assets held for sale	—	—
Restricted cash	25.0	13.9
Goodwill	—	353.9
Intangibles, net of	93.3	166.3
Long-term available-for-sale securities	75.4	66.6
Other assets	86.3	87.2
Long-term assets of discontinued operations	—	1.1
Total assets	$1,343.6	$1,980.5
LIABILITIES AND SHAREOWNERS’ INVESTMENT
Current Liabilities:
Current portion of long-term debt	$0.6	$2.6

Accounts payable	83.0	90.2
Accrued compensation and benefits	57.8	82.4
Other accrued liabilities	65.2	68.2
Income taxes payable	5.9	6.5
Restructuring accrual	22.5	10.1
Liabilities of discontinued operations	1.0	10.7
Total current liabilities	236.0	270.7
Pension obligations and other long-term liabilities	100.4	95.7
Long-term notes payable	651.0	650.7
Total liabilities	987.4	1,017.1

Shareowners’ Investment	356.2	963.4

Total liabilities and shareowners’ investment	$1,343.6	$1,980.5

ADC TELECOMMUNICATIONS, INC. AND SUBSIDIARIES
STATEMENT OF CASH FLOWS - UNAUDITED
(In millions)

	11 months ended September 30, 2009	Proforma 11 months ended September 26, 2008

Operating Activities:
Loss from continuing operations	$(465.7)	$(13.8)
Adjustments to reconcile income (loss) from continuing operations to net cash provided by operating activities from continuing operations:
Change in inventory reserves	15.4	9.4
Fixed asset impairments	1.0	—
Goodwill impairment	366.6	—
Intangibles impairment	47.3	—

Write-down of available-for-sale investments	18.4	74.2
Depreciation and amortization	66.4	74.8
Restructuring expenses	34.2	2.7
Change in bad debt reserves	2.2	0.6
Non-cash stock compensation	10.6	15.1
Change in deferred income taxes	(5.8)	2.0
Gain/(loss) on sale of property and equipment	(0.9)	0.3
Amortization of deferred financing costs	2.8	2.2
Other, net	(0.2)	(2.2)
Changes in operating assets and liabilities, net of acquisitions and divestitures:
Accounts receivable and unbilled revenues decrease	41.5	12.5
Inventories decrease/(increase)	20.2	(12.3)
Prepaid and other assets decrease	1.1	0.2
Accounts payable decrease	(17.8)	(25.3)
Accrued liabilities decrease	(46.3)	(8.4)
Pension liabilities increase/(decrease)	(5.0)	—
Total cash provided by operating activities from continuing
operations	86.0	132.0
Total cash provided by (used for) operating activities from
discontinued operations	(6.1)	(0.9)
Total cash provided by operating activities	79.9	131.1
Investing Activities:
Acquisitions, net of cash acquired	(3.5)	(199.4)
Purchase of interest in unconsolidated affiliates	(1.3)	(5.2)
Divestitures	3.3	—
Property, equipment and patent additions	(32.0)	(37.1)
Proceeds from disposal of property and equipment	5.3	0.3
Increase in restricted cash	(9.1)	(0.7)
Purchase of available-for-sale securities	(51.4)	(16.5)
Sale of available-for-sale securities	0.2	39.7
Other	0.6	0.1
Total cash used for investing activities from continuing
operations	(87.9)	(218.8)
Total cash used for investing activities from discontinued
operations	(2.3)	(0.4)
Total cash used for investing activities	(90.2)	(219.2)
Financing Activities:
Debt issued	—	450.0
Payments of financing costs	—	(10.7)
Debt payments	(2.7)	(218.9)
Treasury stock purchase	(94.1)	(49.5)
Common stock issued	—	0.5
Total cash provided by (used for) financing activities	(96.8)	171.4
Effect of Exchange Rate Changes on Cash	11.2	(1.6)
Increase (Decrease) in Cash and Cash Equivalents	(95.9)	81.7
Cash and Cash Equivalents, beginning of period	631.4	520.2
Cash and Cash Equivalents, end of period	$535.5	$601.9

ADC TELECOMMUNICATIONS, INC. AND SUBSIDIARIES
SEGMENT INFORMATION and STATISTICS - UNAUDITED
(In millions)

	2 month September 30, 2009	Proforma 3 month September 30, 2009	Proforma 3 month June 26, 2009	Proforma 3 month September 26, 2008

Net Sales by Segment
Global Connectivity Solutions	$143.3	$228.0	$232.7	$280.7
Network Solutions	13.5	23.8	22.4	30.4
Professional Services	27.1	41.8	37.2	44.8
Total Net Sales by Segment	$183.9	$293.6	$292.3	$355.9
Product Sales by Segment
Global Connectivity Solutions
Global Copper Connectivity	29%	29%	29%	29%
Global Fiber Connectivity	30%	30%	33%	29%
Global Enterprise Connectivity	16%	16%	14%	17%
Wireline	3%	3%	3%	3%
Total Global Connectivity Solutions	78%	78%	79%	78%
Network Solutions	7%	8%	8%	9%
Professional Services	15%	14%	13%	13%
Total Product Sales by Segment	100%	100%	100%	100%
Operating Income (Loss) by Segment
Global Connectivity Solutions	$12.1	$24.5	$28.0	$21.6
Network Solutions	(6.5)	(11.2)	(6.6)	(9.5)
Professional Services	0.8	2.0	2.8	(0.6)
Restructuring and Impairment Charges	(21.7)	(26.7)	(4.5)	(0.2)
Total Operating Income (Loss) by Segment	$(15.3)	$(11.4)	$19.7	$11.3

ADC TELECOMMUNICATIONS, INC. AND SUBSIDIARIES
SEGMENT INFORMATION and STATISTICS - UNAUDITED
(In millions)

	11 month September 30, 2009	Proforma 11 month September 26, 2008	Proforma 12 month September 30, 2009	Proforma 12 month September 26,2008

Net Sales by Segment
Global Connectivity Solutions	$787.1	$1,037.0	$902.0	$1,142.5
Network Solutions	73.3	106.2	90.1	110.8
Professional Services	136.3	162.3	155.6	182.0
Total Net Sales by Segment	$996.7	$1,305.5	$1,147.7	$1,435.3
Product Sales by Segment
Global Connectivity Solutions
Global Copper Connectivity	31%	32%	30%	30%
Global Fiber Connectivity	31%	30%	31%	30%
Global Enterprise Connectivity	14%	15%	14%	16%
Wireline	3%	3%	3%	3%
Total Global Connectivity Solutions	79%	80%	78%	79%
Network Solutions	7%	8%	8%	8%
Professional Services	14%	12%	14%	13%
Total Product Sales by Segment	100%	100%	100%	100%
Operating Income (Loss) by Segment
Global Connectivity Solutions	$50.9	$109.8	$58.4	$114.8
Network Solutions	(36.6)	(33.7)	(44.1)	(36.5)
Professional Services	4.0	(2.8)	7.7	(3.1)
Restructuring and Impairment Charges	(449.1)	(2.7)	(461.6)	(3.2)
Total Operating Income (Loss) by Segment	$(430.8)	$70.6	$(439.6)	$72.0

ADC TELECOMMUNICATIONS, INC. AND SUBSIDIARIES
OTHER GAAP DATA AND STATISTICS - UNAUDITED
(In millions)

	September 30, 2009	Proforma June 26, 2009	Proforma September 26, 2008
Balance Sheet Data
Total Cash and Securities
Cash and cash equivalents	$535.5	$488.3	$601.9
Short-term available-for-sale securities	—	0.2	12.0
Long-term available-for-sale securities	51.1	51.2	—
Long-term auction-rate securities	24.3	26.7	66.6
Restricted cash	25.0	21.5	13.9
Total Cash and Securities	$635.9	$587.9	$694.4
Notes Payable
Current portion of long-term notes payable	0.6	1.0	2.6
Long-term notes payable	651.0	650.4	650.7
Total Notes Payable	$651.6	$651.4	$653.3

Statistics	September 30, 2009	June 26, 2009	September 26, 2008
Days sales outstanding	56.0	56.6	53.3
Inventory turns - annualized	5.9	5.2	5.0

ADC-F

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or
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Mike Smith
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